Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-K for the period ended February 4, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen M. King, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2018

/s/ Stephen M. King
Stephen M. King
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)